EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C 1350)

Each of the undersigned officers of O’Donnell Strategic Industrial REIT, Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i) the accompanying Annual Report on Form 10-K of the Company for the period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; as amended, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

O’Donnell Strategic Industrial REIT, Inc.

	By:	/s/ Douglas D. O’Donnell
	Name	Douglas D. O’Donnell

	Title:	Chief Executive Officer and President (Principal Executive Officer)

	By:	/s/ Christopher S. Cameron
	Name:	Christopher S. Cameron
Date: March 30, 2012	Title:	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

    The foregoing certification is being furnished with the Company’s 10-K for the period ended December 31, 2011 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing, except to the extent that the Company specifically incorporates by reference.

    A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.